Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-109214) of Stora Enso Oyj (Stora Enso Corporation) of our report dated June 3, 2005 relating to the financial statements of SENA 401(k) Plan for Union Members which appears in this Form 11-K.

Madison, Wisconsin

June 24, 2005

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